    As filed with the Securities and Exchange Commission on October 7, 1994

                                              REGISTRATION NO. _________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                            MAXUS ENERGY CORPORATION
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     75-1891531
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        717 NORTH HARWOOD STREET
             DALLAS, TEXAS                               75201-6594
(Address of Principal Executive Offices)                 (Zip Code)

                           MAXUS ENERGY CORPORATION
                       DIRECTOR STOCK COMPENSATION PLAN
                           (Full title of the Plan)

                              DAVID A. WADSWORTH
                           ASSOCIATE GENERAL COUNSEL
                           717 NORTH HARWOOD STREET
                           DALLAS, TEXAS  75201-6594
                                (214) 953-2000
                     (Name, address and telephone number,
             including area code of agent for service of process)


                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                                                 PROPOSED
                                                    PROPOSED      MAXIMUM
       TITLE OR CLASS OF                            MAXIMUM      AGGREGATE    AMOUNT OF
       SECURITIES TO BE            AMOUNT TO BE  OFFERING PRICE   OFFERING   REGISTRATION
          REGISTERED                REGISTERED     PER SHARE*      PRICE*        FEE
- -----------------------------------------------------------------------------------------
Common Stock, $1.00 par value..       250,000        $4.50       $1,125,000      $388
=========================================================================================

     *Estimated solely for the purpose of computing the registration fee in accordance with Rule 457.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Annual Report on Form 10-K of Maxus Energy Corporation (the "Company") for the year ended December 31, 1993, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, and June 30, 1994, filed pursuant to the 1934 Act;

        (c) The Company's Current Reports on Form 8-K dated January 10, 1994, January 12, 1994, January 24, 1994, and September 9, 1994 filed pursuant to the 1934 Act; and

        (d) The description of the Common Stock, $1.00 par value ("Common Stock"), of the Company contained in the Company's registration statement filed under Section 12 of the 1934 Act, dated September 2, 1983, as amended.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the Common Stock offered hereby has been passed upon for the Company by David A. Wadsworth, Esq., Associate General Counsel of the Company. As of October 1, 1994, Mr. Wadsworth beneficially owned or had options to purchase 37,887 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     Section 37 of the By-Laws of the Company provides generally for the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed (i) action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), or (ii) action or suit by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees), and in the case of (i) above, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding under (i) above, had no reasonable cause to believe his conduct was unlawful, and, with respect to any action or suit under (ii) above, was not judged to be liable for negligence or misconduct in the performance of his duty to the Company unless the court in which the suit was brought determines that such person is fairly and reasonably entitled to such costs, charges and expenses as the court deems proper.

     Section 38 of the By-Laws of the Company provides generally that the Company shall purchase and maintain insurance on behalf of any person who is or has agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 37 of the By-Laws of the Company, if such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors. The Company has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

     Article Eleventh of the Company's Certificate of Incorporation, as permitted by the DGCL, protects the Company's directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the DGCL, absent Article Eleventh, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Eleventh eliminates director liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Eleventh does not limit a stockholder's ability to pursue injunctive or other equitable relief and does not apply to claims arising under violations of the federal securities laws.

ITEM 8.  EXHIBITS.


      4.1  _   Director Stock Compensation Plan (filed herewith).

      5.1  _   Opinion of David A. Wadsworth, Esq., with respect to the legality of the Common Stock being registered (filed herewith).

     23.1  _   Consent of Price Waterhouse LLP (filed herewith).

     23.2  _   Consent of David A. Wadsworth (included in Exhibit 5.1).

     24.1  _   Power of Attorney of directors and officers of the Company (filed herewith).


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of October, 1994.


                                       MAXUS ENERGY CORPORATION



                                       By   M. Middlebrook
                                         -------------------------
                                           M. Middlebrook,
                                           Vice President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:


                  Signature                             Title
                  ---------                             -----

              *C. L. Blackburn             Chairman of the Board, President
         ---------------------------       and Chief Executive Officer
               C. L. Blackburn

                *G. W. Pasley              Senior Vice President, Finance and
         ---------------------------       Administration, and Chief Financial
                 G. W. Pasley              Officer (Principal Financial Officer)


                *G. R. Brown               Vice President and Controller
         ---------------------------       (Principal Accounting Officer)
                 G. R. Brown

              *J. David Barnes             Director
         ---------------------------
               J. David Barnes

             *B. Clark Burchfiel           Director
         ---------------------------
              B. Clark Burchfiel

               *Bruce B. Dice              Director
         ---------------------------
                Bruce B. Dice

             *Michael C. Forrest           Director
         ---------------------------
              Michael C. Forrest

              *Charles W. Hall             Director
         ---------------------------
               Charles W. Hall

              *Raymond A. Hay              Director
         ---------------------------
               Raymond A. Hay

              *George L. Jackson           Director
         ---------------------------
               George L. Jackson

               *John T. Kimbell            Director
         ---------------------------
                John T. Kimbell

             *Richard W. Murphy            Director
         ---------------------------
              Richard W. Murphy

               *Jose M. Perez              Director
         ---------------------------
                Jose M. Perez

                *R. A. Walker              Director
         ---------------------------
                 R. A. Walker

           *W. Thomas York
     ----------------------------             Director
            W. Thomas York


Lynne P. Ciuba, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-named officers and directors of Maxus Energy Corporation, pursuant to powers of attorney executed on behalf of each of such officers and directors.



*By          Lynne P. Ciuba
   ------------------------------------
            Attorney-in-Fact

October 7, 1994

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                 EXHIBIT
- ------                                 -------


 4.1        Director Stock Compensation Plan

 5.1 Opinion of Daivd A. Wadsworth, Esq., with respect to the legality of the Common Stock being registered

23.1        Consent of Price Waterhouse LLP

23.2        Consent of David A. Wadsworth

24.1        Power of Attorney of directors and officers of the Company